UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 14, 2008

WORLD HEART CORPORATION

(Exact name of registrant as specified in charter)

Canada	000-28882	52-2247240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7799 Pardee Lane, Oakland CA		94621
(Address of principal executive offices)		(Zip Code)

(510) 563-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure

On July 31, 2008, World Heart Corporation (“WorldHeart”) announced the completion of a $30.0 million private placement transaction and recapitalization and the resulting issuance of 300,000,000 common shares. Simultaneously, with the closing of the July 31, 2008 transaction, Abiomed entered into a Termination and Release Letter Agreement dated July 31, 2008 with WorldHeart and its wholly owned subsidiary, World Heart Inc. (“WHI”) and agreed, among other things, to convert the full amount of principal and interest owed on the $5.0 million 8% Secured Convertible Promissory Note (the “Note”) previously issued to Abiomed by WorldHeart and WHI into 86,000,000 common shares of WorldHeart (the “Conversion”).

As previously announced, on March 31, 2008, WorldHeart received a notice from the NASDAQ Stock Market stating that the Corporation did not comply with Marketplace Rule 4310(c)(3). This rule required the Corporation to have a minimum of $2,500,000 in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.  The Corporation was given until April 15, 2008 to provide a specific plan to achieve and sustain compliance with, among others, Marketplace Rule 4310(c)(3) listing requirements, including the time frame for completion of the plan or the Corporation’s securities will be delisted. On May 12, 2008, as previously announced, the Corporation received a NASDAQ Staff Determination Letter stating that the plan submitted by the Corporation on April 15, 2008 for continued listing did not demonstrate, among others, the Corporation’s ability to achieve near and long term compliance with continued listing requirements as required by Marketplace Rule 4310(c)(3).  The company filed an appeal on May 19, 2008 and was granted a NASDAQ Listing Qualifications Hearing held on July 10, 2008. The Corporation presented materials at the July 10, 2008 NASDAQ hearing that substantiated that the forthcoming private placement transaction will put the company back in compliance with Marketplace Rule 4310(c)(3).

The Corporation is awaiting the decision from the NASDAQ Listing Qualifications Hearing Panel regarding the Corporation’s compliance with the minimum shareholders’ requirement of $2,500,000 and the ability to sustain  such compliance in the foreseeable future.

Proforma Balance Sheet

The proforma balance sheet below, prepared by management (not reviewed by the Corporation’s auditors), includes the issuance of 300,000,000 shares of our common stock at a purchase price of $0.10 per share, net of cash commission to our advisors and estimated private placement expenses payable by the Corporation and includes 86,000,000 shares issued to Abiomed to convert the $5.2 million principal note and interest owed by the Corporation to Abiomed.  The proforma balance sheet demonstrates, that by July 31, 2008, upon completion of the $30.0 million private placement transaction and recapitalization, the Corporation has achieved compliance with the NASDAQ Marketplace Rule 4310(c)(3) and that the Corporation can sustain such compliance in the foreseeable future.

Proforma
July 31, 2008
Proforma Balance Sheet Data

Cash and cash equivalents	$27,341,179
Other assets	1,793,953
Total assets	29,135,132

Total liabilities	3,728,974

Shareholders’ equity (deficit)
Common stock, no par value, 397,530,124 shares issued and outstanding at July 31, 2008	324,507,452
Additional paid-in-capital	13,315,904
Cumulative other comprehensive income	(6,285,577)
Accumulated deficit	(306,131,621)
Total shareholders’ equity (deficit)	25,406,158
Total liabilities and shareholders’ equity	$29,135,132

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 14, 2008

WORLD HEART CORPORATION

	By:	/s/ David Pellone
	Name:	David Pellone
	Title:	Vice President, Finance and Chief Financial Officer

3